TRANSLATION INTO ENGLISH LANGUAGE

CONSIGNEE: KALI TUNA, d.o.o., Kali, 23272 Kali, represented by Oli Valur Steindorsson, director

and

SHIPOWNER: MB LUBIN fishing, d.o.o., 23272 Kali, represented by Mirko Ivoš, director,

have concluded in Kali, on 01 July 2009, the following:

MARITIME/FISHERY SERVICES CONTRACT

I OBJECT OF THE CONTRACT

Article 1

In the herein Contract the Consignee orders and the Shipowner undertakes to provide exclusively the Consignee with regular and extraordinary maritime/fishery services concerning the transport of live tuna to the Consignee tuna farms, as well as concerning farming and harvesting of tuna at the Consignee tuna farms.

Maritime/fishery services concerning the transport of live tuna to the Consignee tuna farms relate to the maritime tow of empty or full live tune transport cages, according to the Consignee instructions.

Maritime/fishery services concerning the farming and harvesting of tuna at the Consignee tuna farms are as follows:

-	Control, lifting and changing of cages, nets, chains, ropes, anchors and flotation marks
-	Cleaning of tuna farms
-	Transport of fishermen/workers to and from the tuna farms
-	Transport of tuna bait and farming equipment to and from the tuna farms
-	Harvesting of tuna from the cages
-	Processing of harvested tuna
-	Transport of harvested and processed tuna to reefer boats or land
-	Other fishery/maritime services.

Article 2

Shipowner will perform the aforementioned services through his boats and employees (crew members).

Article 3

The aforementioned services will be rendered in the manner, quantity and dynamics in accordance with the Consignee’s requirements and orders as well as with the technical abilities of the Shipowner.

Article 4

In compliance with the herein Contract, Buyer is authorized to determine which Supplier boats will be performing tuna fishing for Buyer’s purposes, during particular fishing period.

Shipowner may, from time to time, perform particular Services to third parties, exclusively subject to Consignee prior consent.

Article 5

Shipowner is obliged to maintain all his boats properly and timely, and ensure the required number of crew members in order to entirely respond to Consignee requirements and orders, according to the herein Contract.

II PRICE, INVOICING AND PAYMENT

Article 6

Through the separate written agreements the contracting parties shall establish the prices for the aforementioned Services concerning each particular period, which prices shall always be in accordance with the market prices for the particular type of services in the respective periods.

Through the aforesaid separate written agreements, for the particular Services there could be also determined the reimbursements of Shipowner costs related to crew, fuel, food, port fees and taxes.

III CONTRACT DURATION

Article 7

The herein Contract is stipulated for the 20 years period and will last until 30. June 2029.

This Contract can cease before the aforementioned period in the cases:

- Upon written consent of both contracting parties.

- Upon written 15 days notice given by the Consignee, which notice Consignee is entitled to give in the case of Shipowner breach of any of the regulations from the herein Contract.

IV LOSS INDEMNITY

Article 8

Shipowner is obliged to indemnify Consignee for any direct and/or indirect loss including the loss or decrease of the objectively expected profit, caused by the Shipowner breach of any regulation from the herein Contract.

V GENERAL AND CLOSING CLAUSES

Article 9

Contracting parties will settle amicably any possible dispute related to this Contract, otherwise are obliged to accept the decision of the competent court of justice.

If any of the provisions of this Contract shall be determined to be invalid, illegal or unenforceable, by any court or other competent tribunal, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and the parties hereto will use their best endeavours to revise the affected provision so as to render it enforceable in accordance with the intention expressed herein.

Article 10

This Contract is written and signed in two equal counterparts, each contracting party receiving one counterpart.

The parties hereby agree that all changes and amendments to this Contract shall be effected in written form.

This contract enters into force and takes legal effects when signed by both contracting parties.

By the entrance into force of this Contract, all the earlier contracts stipulated between these parties in relation to the Services are terminated, except the prices and payment terms agreed for the current servicing season, which are going to remain valid until the end of said season.

/s/ Mirko Ivos	/s/ Oli Valur Steindorsson
MB LUBIN RIBARSTVO d.o.o.	KALI TUNA d.o.o.